American Century World Mutual Funds, Inc.

AMENDMENT NO. 2 TO
MANAGEMENT AGREEMENT

    THIS AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of April, 2022 (the “Effective Date”), by and between AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

    WHEREAS, the Corporation and the Investment Manager are parties to a certain Management Agreement effective as of April 1, 2018 and amended effective March 22, 2019 (the “Agreement”) and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new G Class for the series of shares titled Emerging Markets Fund.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

    1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

    2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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J:\LG\ACWMF\Management Agreements\ACWMF Mgmt Agt Amendment No. 2 to April 2018 April 2022.docx

American Century World Mutual Funds, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date.

American Century Investment Management, Inc.	American Century World Mutual Funds, Inc.
/s/ Victor Zhang	/s/ Patrick Bannigan
Victor Zhang President	Patrick Bannigan President

American Century World Mutual Funds, Inc. Schedule A: Fee Schedule

Schedule A
Fee Schedule

Series	Annual Management Fee by Class
	Investor	I	A	C	G	R	R6	R5	Y
Emerging Markets Fund	1.25%	1.05%	1.25%	1.25%	0.90%	1.25%	0.90%	1.05%	0.90%

Series	Annual Management Fee by Class
G
NT Emerging Markets Fund	0.90%

    A-1